SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2007

Date of report (Date of earliest event reported)

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18710	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Ville Parkway, Suite 310, Bothell, WA 98021
(Address of principal executive offices)

(425) 402-1400
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 26, 2007, the Company entered into the following non-exclusive agreements with Bioserv Inc, a division of NextPharma Technologies, Inc., a leading provider of product development, contract manufacturing and distribution outsourcing services to the pharmaceutical, specialty pharmaceutical, generics and biotech industries;

1.

Manufacturing Services Agreement for the production of the Company’s products on a contracted basis, with a 12 month term. This agreement includes penalties BioLife would incur if certain order changes, cancellations, or postponement are required.

2.

Quality Agreement outlining the quality and regulatory requirements under which the Company’s products will be manufactured by Bioserv, to remain in effect so long as a Manufacturing Services Agreement exists between the parties.

3.

Storage Services Agreement, with a 12 month term, and cancellation provision for either party for convenience with 60 days prior written notice, except that if Bioserv cancels the agreement, the effective date of termination will not be less than 60 days following the completion of any production order scheduled or paid for by BioLife.

4.

Order Fulfillment Services Agreement, with a 12 month term, and cancellation provision for convenience for either party with 60 days prior written notice, except the Bioserv may not cancel the agreement prior to the effective termination of the Storage Services Agreement between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: October 26, 2007	By:	/s/ Mike Rice
Mike Rice
President and Chief Executive Officer
(Principal Executive Officer)